Exhibit 99.1
                                                                    ------------
HQ
Sustainable Maritime Industries, Inc.


                                                      FOR IMMEDIATE RELEASE
                                                      ---------------------
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CONTACT:
Norbert Sporns,                                       Stanley Wunderlich
Chief Executive Officer                               Consulting for Strategic Growth 1, Ltd.
HQ Sustainable Maritime Industries, Inc.              Investor Relations
Tel. 212-618-1712                                     Tel: 1-800-625-2236
Fax: 917-618-1713                                     Fax: 212-697-0910
nsporns@hotmail.com                                   CFSG1@aol.com
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                PROCESS EQUIPMENT, INC. CHANGES CORPORATE NAME TO

                    HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

                        Trading Symbol Changed To HQSM.OB

NEW YORK, May 24, 2004 - Process Equipment, Inc. announced today that it has changed its corporate name to HQ Sustainable Maritime Industries, Inc. and its state of incorporation to Delaware, by means of a merger with and into a new wholly-owned Delaware corporation called HQ Sustainable Maritime Industries, Inc. The re-incorporation will not change the day-to-day operations of the Company.

The new over-the-counter trading symbol for HQ Sustainable Maritime Industries, Inc. is "HQSM.OB." The Company will begin trading under this symbol at the opening of business May 25, 2004. Its new CUSIP number is 40426A 10 9.

Stockholders of Process Equipment, Inc. have the right to receive one share of common stock of HQ Sustainable Maritime Industries, Inc. for each share of Process Equipment, Inc. owned by the stockholder as of May 19, 2004, the effective date of the re-incorporation. Stockholders are not required to submit their existing Process Equipment, Inc. stock certificates to the company's transfer agent for re-issuance of HQ Sustainable Maritime Industries, Inc. stock certificates. The company's transfer agent will continue to process transfers of shares represented by existing Process Equipment, Inc. stock certificates.

The total number of shares of capital stock that HQ Sustainable Maritime Industries, Inc. has authority to issue is 200,000,000 shares of common stock, par value $.001.

A Form 8K will be filed as soon as practical. Attached to this release is the income statement for the years ended December 31, 2003 and 2002.

Norbert Sporns, Chief Executive Officer of HQ Sustainable Maritime Industries, Inc., said, "We are extremely pleased with the completion of this merger. It will enable HQ to grow dynamically to meet the strong demand for our high-quality aquaculture and ocean-harvested products, which far outstrips our

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current production levels. We are already among China's leading direct exporters of quality tilapia products to the U.S. We intend to expand that position, while maintaining our commitment to sustainable development and fair trade principles. Our recent meetings with additional investment bankers regarding the Company's planned expansion have been very positive."

Mr. Sporns continued, "Sustainable development is central to HQ's mission because it is the only way we can meet the needs of the present without compromising long-term prosperity - our most important legacy to our children. Growth and profitability in our industry cannot be achieved by compromising the quality of the environment and the health of the communities in which we operate. HQ stands for Highest Quality. To achieve the Highest Quality, we are committed to responsible stewardship of our resources, human and natural; this is key to our business success. We are vertically integrated in order to control all aspects of our operations - from the technologies that we share and monitor with our cooperative farmers to our state-of-the-art processing plant, to direct international marketing and branding.

"Our vertically integrated business model, commitment to sustainable growth, transparent corporate governance, and the latest technologies deployed in a responsible and innovative way have had a major impact in structuring our industry in China. Since China accounts for more than half of world aquaculture production and its share is growing, we believe that our approach will become the model for growth and quality for the industry worldwide."

About HQ Sustainable Maritime Industries, Inc.

HQ Sustainable Maritime Industries, Inc. is an integrated aquaculture and aquatic product processing company, with operations based in the environmentally pristine island province of Hainan, in China's South Sea. HQ's activities include using renewable ocean resources, practicing cooperative sustainable aquaculture, and conducting fish processing and sales. Its variety of farmed and ocean-harvested products - ranging from tilapia and shrimp to squid and red snapper - are sold around the world. The Company, a Sino-Canadian Joint Venture, holds HACCP certification from the U.S. FDA and the EU Code assignment of quality, permitting its products to be sold in these international markets; it has also been certified by the Government of China as a leading agricultural enterprise. In addition to operational offices based in Haikou, Hainan, HQ has offices in Montreal, Hong Kong, New York City, Beijing, and Shanghai.

                                       ###

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as "anticipate, "believe," "expect," "future," "may," "will," "would," "should," "plan," "projected," "intend," and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of HQ Sustainable Maritime Industries, Inc., (the Company) to be materially different from those expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to the Company's ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; and (iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.goV under "Search for Company Filings."
         Consulting For Strategic Growth I, Ltd. ("CFSG") provides the Company with consulting, business advisory, investor relations, public relations and corporate development services. Independent of CFSG's receipt of cash compensation from the Company, CFSG may choose to purchase the common stock of the Company and thereafter liquidate those securities at any time it deems appropriate to do so.


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                              STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                     2003              2002
                                                 ------------      ------------

SALES                                            $ 16,647,545      $ 15,481,181

COST OF SALES                                      11,393,105         8,792,747
                                                 ------------      ------------
GROSS PROFIT                                        5,254,440         6,688,434

SELLING AND DISTRIBUTION EXPENSES                     568,598           295,031

GENERAL AND ADMINISTRATIVE EXPENSES                   708,717           571,322

DEPRECIATION                                          314,953           285,574

FINANCE COSTS                                         391,695           682,329

PROVISION FOR DOUBTFUL ACCOUNTS                       811,716           329,877

IMPAIRMENT LOSS ON VALUE OF VESSELS                      --             481,928
                                                 ------------      ------------
TOTAL OPERATING EXPENSES                            2,795,679         2,646,061
                                                 ------------      ------------

INCOME FROM OPERATIONS                              2,458,761         4,042,373

OTHER INCOME                                          120,134            92,928

OTHER EXPENSES                                        457,046           189,913
                                                 ------------      ------------

INCOME BEFORE INCOME TAXES                          2,121,849         3,945,388

INCOME TAXES

  CURRENT                                             168,377              --
  DEFERRED                                             68,174              --

                                                 ------------      ------------
NET INCOME BEFORE MINORITY INTEREST                 1,885,298         3,945,388

MINORITY INTEREST                                    (333,607)       (1,246,912)
                                                 ------------      ------------
NET INCOME ATTRIBUTABLE TO SHAREHOLDERS             1,551,691         2,698,476

APPROPRIATIONS:
TRANSFER TO RESERVE                                  (377,868)         (472,265)

ACCUMULATED LOSSES BROUGHT FORWARD                 (3,367,319)       (5,593,530)
                                                 ------------      ------------
ACCUMULATED LOSSES CARRIED FORWARD               $ (2,193,496)     $ (3,367,319)
                                                 ============      ============